Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-51434, 333-6324 and 333-7466) of our report dated August 27, 2004 (except for Notes 3 and 27, as to which the date is November 23, 2004), with respect to the consolidated financial statements of News Corporation’s Annual Report (Form 8-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

November 23, 2004